UNITED STATES SECURITIES AND EXCHANGE COMMISSION

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BALLANTYNE STRONG, INC.

(Name of Registrant as Specified in its Charter)

FUNDAMENTAL GLOBAL INVESTORS, LLC

FUNDAMENTAL GLOBAL PARTNERS, LP

FUNDAMENTAL GLOBAL PARTNERS MASTER FUND, LP

FUNDAMENTAL GLOBAL PARTNERS GP, LLC

FG PARTNERS GP, LLC

D. KYLE CERMINARA

LEWIS M. JOHNSON

JOSEPH H. MOGLIA

CARALYN B. BRACE

WILLIAM J. GERBER

ROB R. HEISER

CHARLES T. LANKTREE

ROBERT J. MARINO

ROBERT J. ROSCHMAN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fundamental Global Initiates Proxy Contest at Ballantyne Strong, Inc.

CHARLOTTE, NC, March 16, 2015 – Fundamental Global Investors, LLC, the beneficial holder of approximately 14.7% of the shares of Ballantyne Strong, Inc. (NYSE MKT: BTN), today announced that it has initiated a proxy contest to elect a new Board of Directors at Ballantyne’s 2015 Annual Meeting of Stockholders.

Fundamental Global has delivered notice to Ballantyne of its intent to nominate the following seven Director candidates:

D. Kyle Cerminara is the CEO, Co-Founder and Partner of Fundamental Global Investors, LLC, an SEC registered investment advisor that manages equity and fixed income hedge funds. Mr. Cerminara is also Co-Chief Investment Officer of Capital Wealth Advisors, a wealth advisor and multi-family office affiliated with Fundamental Global Investors, LLC. Mr. Cerminara serves on the Board of Directors of blueharbor bank, a publicly traded community bank in Mooresville, North Carolina.

Caralyn B. Brace is Vice President of Enterprise Services for Cisco Systems, Inc., a publicly traded multinational company that designs, manufactures and sells networking equipment.

William J. Gerber is the Chief Financial Officer of TD Ameritrade Holding Corporation, a provider of securities brokerage services and related technology-based financial services to retail investors, traders and independent registered investment advisors.

Russel (“Rob”) R. Heiser II is the President and CEO of Segmint Inc., a data-driven marketing technology provider that focuses on the financial services industry, and the President and CEO of WiredViews, Inc., a digital marketing agency.

Charles T. Lanktree is the President and CEO and a Director of Eggland’s Best, Inc. He previously served as President and CEO of American Mobile Communications, Inc. and President and COO of Precision Target Marketing, Inc.

Robert J. Marino is the former Chairman of the Board of Syniverse Technologies Inc., a global provider of mission-critical technology services to wireless telecommunications companies.

Robert J. Roschman is an owner of Triple R. Associates, Ltd., a real estate firm with over 100 properties leased to fast food, distribution and retail tenants. Mr. Roschman serves on the Board of Directors of Giant Bank Holdings, Inc., a privately held federally chartered bank with an Internet division.

Fundamental Global believes that Ballantyne needs new leadership at the Board level to improve the company’s financial performance, acquisition strategy and performance, capital allocation strategy and ultimately the company’s lagging stock performance.

Fundamental Global calls on Ballantyne to immediately call and hold its 2015 Annual Meeting of Stockholders, which is typically held in May of each year.

If you own shares of Ballantyne, we would like to hear from you. We urge you to call us so that we can provide you with more information. Please contact Alliance Advisors, Fundamental Global’s proxy advisor, toll-free at 888-991-1296.

Contacts:

Alliance Advisors

Peter Casey, 973-873-7710

Toll-free number: 888-991-1296

INFORMATION REGARDING PARTICIPANTS

Fundamental Global Investors, LLC intends to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes for the election of Director nominees at the 2015 Annual Meeting of Stockholders of Ballantyne Strong, Inc., a Delaware corporation.

Fundamental Global Investors, LLC is the beneficial holder of 2,074,684 shares of Ballantyne’s common stock, representing approximately 14.7% of the outstanding shares of common stock based on the 14,092,129 shares of common stock reported as being outstanding as of March 3, 2015 in Ballantyne’s Annual Report on Form 10-K for its fiscal year ended December 31, 2014. In addition, one of Fundamental Global’s Board nominees is a beneficial holder of an additional 7,500 shares of Ballantyne’s common stock.

Fundamental Global Investors, LLC, certain of its affiliates and its nominees to the Board are participants in this proxy solicitation. STOCKHOLDERS OF THE COMPANY SHOULD READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION RELATING TO BALLANTYNE’S ANNUAL MEETING, FUNDAMENTAL GLOBAL’S SOLICITATION OF PROXIES AND FUNDAMENTAL GLOBAL’S NOMINEES TO THE BOARD. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT WWW.SEC.GOV OR FROM ALLIANCE ADVISORS, LLC.